UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 25, 2022
Aflac Incorporated
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(Exact name of registrant as specified in its charter)

Georgia	001-07434		58-1167100
(State or other jurisdiction	(Commission		(IRS Employer
of incorporation)	File Number)		Identification No.)

1932 Wynnton Road	Columbus	Georgia	31999
(Address of principal executive offices)			(Zip Code)
706.323.3431
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(Registrant’s telephone number, including area code)

_________________________________________________________________________________________________________________________________________________________
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 Par Value	AFL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2022, Aflac Incorporated (the “Company”) entered into an employment letter of agreement (the “LOA”) and a consulting agreement (the “Consulting Agreement”) with Eric M. Kirsch, Executive Vice President, Global Chief Investment Officer and President of Aflac Global Investments.

Pursuant to the terms of the LOA, Mr. Kirsch will retire from service as an employee of the Company on March 31, 2023. Mr. Kirsch will continue to serve as Executive Vice President and Global Chief Investment Officer of the Company and President of Aflac Global Investments through December 31, 2022, then serve as Executive Vice President of the Company from January 1, 2023 through termination of his employment agreement on March 31, 2023. Between October 31, 2022 and March 31, 2023, Mr. Kirsch’s annualized base salary will be $725,000.00. Mr. Kirsch will continue to be eligible to receive the discretionary bonus under the Company’s Management Incentive Plan (MIP) with respect to his employment during 2022 at a target level of 200% of his 2022 base salary, and, in 2023, a discretionary bonus of $600,000.00. Mr. Kirsch will also receive a retirement allowance of $58,000.00 net of taxes. Mr. Kirsch’s Performance Restricted Awards will continue to vest based on the Company’s actual performance.

Beginning April 1, 2023, Mr. Kirsch’s Consulting Agreement will become effective. It will have a twelve (12) month term terminating on March 31, 2024. Under the terms of the Consulting Agreement, Mr. Kirsch will provide transition advice and services and will be paid an annual fee equal to $750,000.00, payable quarterly in arrears. The Consulting Agreement may be terminated by Mr. Kirsch on 30 days’ notice and by the Company on 30 days’ notice with good cause. Mr. Kirsch will be subject to, among other things, certain confidentiality, non-compete and non-solicitation obligations.

On October 24, 2022, the Company entered into amendments to the employment agreements of Fred Crawford, President and Chief Operating Officer of the Company, Max Broden, Executive Vice President and Chief Financial Officer of the Company, and Audrey Boone Tillman, Executive Vice President and General Counsel of the Company (collectively and individually referred to herein as “Employee”).

The amendment to each Employee’s employment agreement modifies the definition of “Good Reason” to limit the bases for the Employee to assert Good Reason outside the context of a change in control by removing diminution of duties, assignment of significantly inconsistent duties, and material breach by the Company from the definition of Good Reason.

The amendment for each Employee became effective as of October 24, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aflac Incorporated

October 25, 2022	/s/ June Howard

(June Howard)
Senior Vice President, Financial Services
Chief Accounting Officer

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